Acquisition of AdvancePierre Investor Presentation April 2017

2 Forward-Looking Statements This communication contains forward-looking statements, including statements regarding the expected consummation of the acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition (such as regulatory approval for the transaction and the tender of at least a majority of the outstanding shares of capital stock of AdvancePierre Foods); the possibility that the transaction will not be completed; the impact of general economic, industry, market or political conditions; risks related to the ultimate outcome and results of integrating the operations of Tyson and AdvancePierre Foods; the ultimate outcome of Tyson’s operating strategy applied to AdvancePierre Foods and the ultimate ability to realize synergies; the effects of the business combination on Tyson and AdvancePierre Foods, including on the combined company’s future financial condition, operating results, strategy and plans; and other risks and uncertainties, including those identified in AdvancePierre Foods’ periodic filings, including AdvancePierre Foods’ Annual Report on Form 10-K for the year ended December 31, 2016 and AdvancePierre Foods’ Registration Statement on Form S-1 filed with the U.S. Securities Exchange Commission (“SEC”) on April 5, 2017 and any subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed with the SEC by Tyson and the Solicitation/Recommendation statement on Schedule 14D-9 to be filed by AdvancePierre Foods. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward- looking statements. Forward-looking statements speak only as of the date of this communication, and neither Tyson nor AdvancePierre Foods undertakes any obligation to update any forward-looking statement except as required by law.

3 Forward-Looking Statements ADDITIONAL INFORMATION AND WHERE TO FIND IT The tender offer referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that will be filed with the SEC. The solicitation and offer to buy AdvancePierre Foods stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, Tyson and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter AdvancePierre Foods will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ADVANCEPIERRE FOODS STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ADVANCEPIERRE FOODS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of AdvancePierre Foods stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC's website at www.sec.gov. Copies of the documents filed with the SEC by Tyson will be available free of charge on Tyson’s internet website at http://www.tyson.com or by contacting Jon Kathol at Tyson’s Investor Relations Department at (479) 290-4235 or by email at jon.kathol@tyson.com. Copies of the documents filed with the SEC by AdvancePierre Foods will be available free of charge on AdvancePierre Foods’ internet website at http://www.advancepierre.com or by contacting John Morgan at AdvancePierre Foods’ Investor Relations Department at (513) 372-9338 or by email at ir@advancepierre.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, AdvancePierre Foods files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by AdvancePierre Foods at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AdvancePierre Foods’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

4 Transaction Overview Summary and Terms • Tender offer to acquire all AdvancePierre outstanding common shares for $40.25 per share in cash • Enterprise value of ~$4.2 billion, including $3.2 billion in equity value and $1.1 billion in assumed debt Financing • Not subject to financing condition • Committed bridge financing from Morgan Stanley Synergies • Expect cost synergies of more than $200 million within three years• Revenue synergies over time through utilizing Tyson’s sales and distribution platform Conditions • Tender of majority of outstanding AdvancePierre shares• Regulatory approvals • Tender and support agreement with Oaktree Closing • Expected in third quarter of Tyson’s fiscal 2017 Important step in our growth strategy and opportunity to refine the shape of our portfolio

Compelling Strategic Rationale

SUSTAINABLY FEED THE WORLD WITH FASTEST GROWING PORTFOLIO OF PROTEIN-PACKED BRANDS

GROWING OUR PORTFOLIO OF PROTEIN-PACKED BRANDS

> Expands prepared foods offering by joining complementary market-leading portfolios

DELIVERING SUSTAINABLE FOOD AT SCALE

> AdvancePierre's strength in foodservice enhances current distribution and sales footprint

STRATEGIC ENABLERS

CREATING FUEL FOR REINVESTMENT THROUGH A DISCIPLINED FINANCIAL FITNESS MODEL

> Enhances Tyson's financial profile

DRIVING PROFITABLE GROWTH WITH AND FOR OUR CUSTOMERS THROUGH DIFFERENTIATED CAPABILITIES

> AdvancePierre's recent growth has outpaced category growth

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6 Logical Next Step in Strategy Expands prepared foods offering; joins complementary market-leading portfolios • Expands Tyson’s prepared foods offerings with AdvancePierre’s portfolio of ready-to-eat lunch and dinner sandwiches, sandwich components, entrees, and snacks • Broadens Tyson’s competitive position across poultry, beef and pork • Improves competitiveness and sustainable long-term growth through increased scale and refined portfolio of prepared foods and protein-packed brands • Also planning to divest existing Tyson non-protein branded assets to sharpen strategic focus Valuable addition to current distribution and sales footprint • Represents natural extension of our supply chain – Tyson’s fresh meats business to provide many of AdvancePierre’s raw material components • Increases Tyson’s exposure to the convenience distribution channel • Accelerates growth of AdvancePierre’s brands by leveraging Tyson’s existing infrastructure and distribution channel Enhances Tyson’s financial profile • Expected to be immediately accretive to Tyson’s EPS on both a GAAP and cash basis • Net debt to adjusted EBITDA ratio expected to be 2.7x • Significant and achievable annual synergies of approximately $200 million within three years AdvancePierre’s recent growth has outpaced category growth • Significant growth across all operating segments − Foodservice: well-positioned in growing and resilient industry − Retail: leading private label provider with significant growth opportunity − Convenience: fastest growing segment, with consistent growth since 2012 Strong cultural fit • Shared goals; sustainable, holistic solutions to food manufacturing and long-term growth • Provides stability and opportunities for employees, customers, and shareholders

7 Complementary Portfolios of Strong Brands

8 Strong Today and Leading for Tomorrow Natural extension of our supply chain Consolidated manufacturing footprint Enhanced distribution channels Reaching a broader cross- section of consumers Leading supplier to national and regional convenience stores and vending providers Leading foodservice brands with high operator/distributor loyalty NEW BRANDS, NEW CAPABILITIES, NEW GEOGRAPHIES

CREATES SIGNIFICANT SYNERGIES • Expected to result in cost synergies of approximately $200 million to be fully realized within three years • Cost synergies created by consolidated manufacturing footprint, lower input pricing, and addressing redundant foodservice and retail distribution channels, redundant sales and marketing functions and duplicative corporate overhead • Revenue synergies expected over time by utilizing Tyson’s sales and distribution platform to drive growth across AdvancePierre’s leading sandwich/snack brands ENHANCES BALANCE SHEET • Expected to be immediately accretive to Tyson’s EPS on both a GAAP and a cash basis, excluding one-time costs • Net debt to adjusted EBITDA ratio initially expected to be 2.7x; will be reduced steadily by strong cash flow and support investment grade profile 9 Driving Financial Results

10 Tyson and AdvancePierre Combine to Create Long-Term Value Next step in growth strategy and opportunity to refine the shape of our portfolio Financially compelling; expected to be immediately accretive to Tyson EPS based on $200 million in cost synergies Significant value for AdvancePierre shareholders and significant ongoing benefits to Tyson shareholders and both companies’ customers and employees Complementary, market-leading products and brands Natural extension of supply chain and sales footprint, including fast-growing convenience distribution channel Contributing to our mission to sustainably feed the world with the fastest growing portfolio of protein-packed brands

Thank You